Exhibit 99.1

Financial Statements

Summit Hotel Properties Portfolio

For the Year Ended December 31, 2014 and the

   Six Months Ended June 30, 2015 and 2014 (Unaudited)

With Report of Independent Auditors

Summit Hotel Properties Portfolio

Combined Consolidated Financial Statements

Contents

Report of Independent Auditors	2

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Comprehensive Income	5
Combined Consolidated Statement of Owner’s Equity in Hotels	6
Combined Consolidated Statements of Cash Flows	7
Notes to Combined Consolidated Financial Statements	8

Report of Independent Auditors

The Board of Directors of

Summit Hotel Properties, Inc.

We have audited the accompanying combined consolidated financial statements of the Summit Hotel Properties Portfolio (the “Hotels”) (not a legal entity), which comprise the combined consolidated balance sheet as of December 31, 2014, and the related combined consolidated statements of comprehensive income, owner’s equity in hotels and cash flows for the year then ended, and the related notes to the combined consolidated financial statements.

Management’s Responsibility for the Combined Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these combined consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the combined consolidated financial position of the Hotels (not a legal entity) as of December 31, 2014, and the combined consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

Austin, Texas

September 25, 2015

Summit Hotel Properties Portfolio

Combined Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2014	2015	2014
		(unaudited)
ASSETS
Investment in hotel properties, net	$216,215	$210,918	$219,527
Cash and cash equivalents	195	172	466
Accounts receivable, net	1,603	2,519	2,912
Due from third party hotel management company	4,164	5,641	1,578
Prepaid expenses and other	999	584	665
Derivative financial instruments	66	-	22
Deferred charges, net	1,573	1,465	1,709
Deferred tax assets, net	209	88	207
TOTAL ASSETS	$225,024	$221,387	$227,086

LIABILITIES AND EQUITY
LIABILITIES
Debt	$29,493	$28,711	$30,272
Accounts payable	636	268	322
Accrued expenses	6,588	7,889	7,182
Derivative financial instruments (liability)	-	59	-
TOTAL LIABILITIES	36,717	36,927	37,776

COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY
Owner's equity	188,307	184,460	189,310
TOTAL EQUITY	188,307	184,460	189,310
TOTAL LIABILITIES AND EQUITY	$225,024	$221,387	$227,086

See Notes to Combined Consolidated Financial Statements

Summit Hotel Properties Portfolio

Combined Consolidated Statements of Comprehensive Income

(in thousands)

	For the Year Ended	For the Six Months Ended
	December 31,	June 30,
	2014	2015	2014
		(unaudited)
REVENUES:
Room	$81,285	$42,503	$39,507
Other hotel operations revenue	2,908	1,641	1,447
Total revenues	84,193	44,144	40,954

EXPENSES:
Hotel operating expenses:
Room	21,690	10,812	10,836
Other direct	11,120	6,286	5,289
Other indirect	22,181	11,421	10,885
Total hotel operating expenses	54,991	28,519	27,010
Depreciation and amortization	13,494	6,709	6,782
General and administrative	1,955	886	281
Total expenses	70,440	36,114	34,073
Operating income	13,753	8,030	6,881

OTHER INCOME (EXPENSE)
Interest expense	(4,299)	(2,115)	(2,165)
Other income (expense)	(19)	(51)	1
Total other expense, net	(4,318)	(2,166)	(2,164)
Income from continuing operations before income taxes	9,435	5,864	4,717
Income tax expense	(429)	(151)	(240)
Comprehensive income	$9,006	$5,713	$4,477

See Notes to Combined Consolidated Financial Statements

Summit Hotel Properties Portfolio

Combined Consolidated Statement of Owner's Equity in Hotels

(in thousands)

Balance at January 1, 2014	$187,214
Comprehensive income	9,006
Distribution to owner	(7,913)
Balance at December 31, 2014	188,307
Comprehensive income (unaudited)	5,713
Distribution to owner (unaudited)	(9,560)
Balance at June 30, 2015 (unaudited)	$184,460

See Notes to Combined Consolidated Financial Statements

Summit Hotel Properties Portfolio

Combined Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended	For the Six Months Ended
	December 31,	June 30,
	2014	2015	2014
		(unaudited)
OPERATING ACTIVITIES
Comprehensive income	$9,006	$5,713	$4,477
Adjustments to reconcile comprehensive income to net cash provided by operating activities:
Depreciation and amortization	13,494	6,709	6,782
Deferred tax asset	(3)	121	(2)
Loss on disposal of assets	39	214	-
Other	-	240	-
Changes in operating assets and liabilities:
Trade receivables	(97)	(916)	(1,406)
Due from third party hotel management company	(4,796)	(1,477)	(2,211)
Prepaid expenses and other	(304)	481	75
Accounts payable and accrued expenses	559	992	840
Net cash provided by operating activities	17,898	12,077	8,555

INVESTING ACTIVITIES
Capital expenditures related to hotel properties	(8,538)	(1,758)	(5,234)
Net cash used in investing activities	(8,538)	(1,758)	(5,234)

FINANCING ACTIVITIES
Principal payments on debt	(1,551)	(782)	(773)
Distributions to owner	(7,913)	(9,560)	(2,381)
Net cash used in financing activities	(9,464)	(10,342)	(3,154)
Net change in cash and cash equivalents	(104)	(23)	167

CASH AND CASH EQUIVALENTS
Beginning of period	299	195	299
End of period	$195	$172	$466

Supplemental disclosure of cash flow information:
Cash payments for interest	$1,443	$714	$732
Cash payments for income taxes	$-	$-	$-

See Notes to Combined Consolidated Financial Statements

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

1. Organization and Description of Business

Summit Hotel Properties, Inc. (the “Company” or “Summit”) is a self-managed hotel investment company that was organized on June 30, 2010 as a Maryland corporation. The Company holds both general and limited partnership interests in Summit Hotel OP, LP (the “Operating Partnership”), a Delaware limited partnership also organized on June 30, 2010.  The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code of 1986, as amended (“IRC”). The Company owns its lodging investments through the Operating Partnership and conducts its hotel operations business through its wholly-owned taxable REIT subsidiary, Summit TRS, Inc. (“TRS”).

The accompanying combined consolidated financial statements of the Summit Hotel Properties Portfolio (the “Hotels”) (not a legal entity) include the accounts of certain wholly-owned subsidiaries of the Operating Partnership and TRS that own and operate 26 hotels in 11 states (the “Hotels”). The Hotels have 2,793 total rooms. Each hotel property is leased under a percentage lease that provides for each lessee to pay a monthly base rent plus additional rent, if any, based on hotel revenues. Lease revenues and related lease expenses between the hotel property lessor and hotel operator lessee are eliminated in the combined consolidated financial statements.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

The accompanying combined consolidated financial statements include the accounts of the following properties:

Location		Franchise	Year Acquired	Rooms
Spokane	WA	Fairfield Inn by Marriott	1995	84
Denver	CO	Fairfield Inn by Marriott	1997	160
Denver	CO	Springhill Suites by Marriott	2007	124
Ft. Collins	CO	Hampton Inn	1996	75
Bellevue	WA	Fairfield Inn by Marriott	1997	144
Fort Collins	CO	Hilton Garden Inn	2007	120
Ridgeland	MS	Residence Inn by Marriott	2007	100
Vernon Hills	IL	Holiday Inn Express	1999	119
Medford	OR	Hampton Inn	2001	75
Baton Rouge	LA	Double Tree by Hilton Baton Rouge	2008	127
Baton Rouge	LA	Fairfield Inn by Marriott	2004	78
Baton Rouge	LA	Springhill Suites by Marriott	2004	78
Baton Rouge	LA	Towneplace Suites by Marriott	2004	90
Germantown	TN	Courtyard by Marriott	2005	93
Jackson	MS	Courtyard by Marriott	2005	117
Germantown	TN	Fairfield Inn & Suites by Marriott	2005	80
Germantown	TN	Residence Inn by Marriott	2005	78
El Paso	TX	Hampton Inn & Suites	2005	139
Fort Wayne	IN	Hampton Inn	2006	118
Fort Wayne	IN	Residence Inn by Marriott	2006	109
Flagstaff	AZ	Courtyard by Marriott	2009	164
Jacksonville	FL	Jacksonville aloft	2009	136
Ridgeland	MS	Staybridge Suites	2007	92
Flagstaff	AZ	Springhill Suites by Marriott	2008	112
Ridgeland	MS	Homewood Suites	2011	91
El Paso	TX	Courtyard by Marriott	2011	90
				2,793

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

2. Summary of Significant Accounting Policies

Basis of Presentation

These combined consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and present the combined consolidated balance sheets, combined consolidated statement of comprehensive income, combined consolidated statement of owner’s equity, and combined consolidated statements of cash flows of the Hotels on a “carve-out” basis from the consolidated financial statements of Summit. The preparation of these combined consolidated financial statements requires significant judgment and assumptions. All adjustments including, but not limited to, adjustments related to debt, interest expense, derivative instruments, prepaid expenses, franchise fees and general and administrative overhead expenses have been made to present the combined consolidated financial statements on a stand-alone basis “carved out” from Summit’s consolidated financial statements for the periods presented in accordance with GAAP.

The combined consolidated financial position at June 30, 2015 and 2014 and the combined consolidated results of operations for the six months then ended are included herein for comparative purposes only and are unaudited.

Segment Reporting

Accounting Standards Codification (“ASC”), ASC 280, Segment Reporting, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Hotels are reflected as one reportable segment, with activities related to investing in real estate. Investments in real estate are geographically diversified and the chief operating decision makers evaluate operating performance on an individual asset level. As each of the Hotels’ assets has similar economic characteristics, the assets have been aggregated into one reportable segment.

Investment in Hotel Properties

Investments in Hotel Properties and related assets are recorded at cost, less accumulated depreciation. The Hotels capitalize the costs of significant additions and improvements that materially extend the useful lives of the related assets. These costs may include hotel refurbishment, renovation, and remodeling expenditures. All costs of repairs and maintenance are expensed as incurred.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Classification	Estimated Useful Lives
Buildings and improvements	25 to 40 years
Furnishings and equipment	2 to 15 years

When depreciable property and equipment are retired or disposed of, the related costs and accumulated depreciation are removed from the combined consolidated balance sheets and any gain or loss is reflected in current operations.

Impairment of Investments in Hotel Properties

Hotel properties are monitored for indicators that the carrying value of a hotel property may be impaired. Additionally, periodic quarterly reviews to monitor the factors that could trigger an impairment are also undertaken.  Factors that could trigger an impairment analysis include, among others: i) significant underperformance relative to historical or projected operating results, ii) significant changes in the manner of use of a property or the strategy of the overall business, including changes in the estimated holding periods for hotel properties , iii) a significant increase in competition, iv) a significant adverse change in legal factors or regulations, and v) significant negative industry or economic trends. When such factors are identified, an estimate of the undiscounted future cash flows of the specific property is prepared to determine if the investment is recoverable. If an impairment is indicated, the fair value of the property is estimated based on discounted cash flows or sales price, if the property is under contract, and an adjustment is made to reduce the carrying value of the property to its estimated fair value.

Cash and Equivalents

Cash and equivalents include cash held in depository bank accounts.

Concentration of Credit Risk

The Hotels, or its third-party property manager, maintain cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Hotels have not experienced any losses from such accounts.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

Accounts Receivable, Net

Accounts receivable consist primarily of amounts due from hotel guests. Accounts receivable are reviewed for collectability on a periodic basis and a provision for losses is determined on the basis of previous loss experience and current economic conditions. Accounts receivable are recorded net of amounts determined to be uncollectible.

Due from Third Party Hotel Management Company

Due from Third-party Hotel Management Company primarily consists of amounts due from Interstate Management Company, LLC (“Operator”), a third-party hotel manager that manages the Hotels. These amounts relate to cash reserves held by the Operator in a cash concentration account to fund the Hotels’ operating requirements.

Deferred Charges, Net

Deferred charges, net consist of deferred financing fees and initial franchise fees. Costs incurred in obtaining debt financing are capitalized and amortized on the straight-line method over the term of the related debt, which approximates the interest method. Initial franchise fees are capitalized and amortized over the term of the franchise agreement on a straight-line basis.

Derivative Financial Instruments and Hedging

All derivative financial instruments are recorded at fair value and reported as a derivative financial instrument asset or liability in our consolidated balance sheets. The Hotels use interest rate derivatives to hedge risks on variable-rate debt. Interest rate derivatives could include swaps, caps and floors. The Hotels assess the effectiveness of each hedging relationship by comparing changes in fair value or cash flows of the derivative financial instrument with the changes in fair value or cash flows of the designated hedged item or transaction.

For interest rate derivatives designated as cash flow hedges, the effective portion of changes in fair value is initially reported as a component of equity in the combined consolidated balance sheets and reclassified to interest expense in the combined consolidated statements of operations in the period in which the hedged item affects earnings. The ineffective portion of changes in fair value is recognized directly in earnings through gain (loss) on derivative financial instruments in the combined consolidated statements of operations.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

Revenue Recognition

Revenues are generated primarily from guestroom sales. Revenues are recognized when guestrooms are occupied and the services are provided. Additionally, the Hotels collect and remit sales, use, occupancy, and similar taxes, which are presented on a net basis in the accompanying combined consolidated statements of comprehensive income.

Corporate General and Administrative Expenses

Corporate general and administration expenses represent an allocation of certain Summit corporate general and administrative costs including salaries and benefits, stock-based compensation, legal and professional fees, rent expense, insurance expense and office expenses. The costs were allocated based on the pro rata number of rooms of the Hotels in relation to the total numbers of rooms in Summit’s complete investment portfolio. All direct costs associated with the operation of the Hotels are included in the combined consolidated financial statements.

Income Taxes

The Hotels’ GAAP basis combined consolidated income and taxable income have been “carved out” of Summit’s consolidated income and prepared on a separate return basis. Summit owns its lodging investments through a partnership, and conducts its hotel operations business through its wholly-owned taxable REIT subsidiary, Summit TRS, Inc. (“TRS”). For income tax purposes, the Hotels are assumed to operate under the same structure as Summit. A partnership is not subject to U.S. federal income taxes. The partnership’s revenues and expenses pass through to the partners, who are individually taxed on these amounts. Accordingly, we have not provided for income taxes for the lodging investments of the Hotels assumed to be owned under a partnership structure. The Hotels’ operations are treated as owned through a taxable REIT subsidiary for federal and state income tax purposes. Income tax expense in the accompanying combined consolidated financial statements has been calculated based only on taxable income attributable to the Hotels’ operations. We believe the assumptions underlying the allocation of income taxes are reasonable.

Income taxes have been provided using the liability method in accordance with ASC 740, Income Taxes. ASC 740 requires an asset and liability based approach to accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of the hotel operations.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

Fair Value of Financial Instruments

Fair value measures are classified into a three-tiered fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets.
Level 2:	Directly or indirectly observable inputs, other than quoted prices in active markets.
Level 3:	Unobservable inputs in which there is little or no market information, which require a reporting entity to develop its own assumptions.

Assets and liabilities measured at fair value are based on one or more of the following valuation techniques:

Market approach:	Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.
Cost approach:	Amount required to replace the service capacity of an asset (replacement cost).
Income approach:	Techniques used to convert future amounts to a single amount based on market expectations (including present-value, option-pricing, and excess-earnings models).

Estimates of fair value were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts. Assets and liabilities in the fair value hierarchy are classified based on the lowest level of input that is significant to the fair value measurement.

The fair value option has not been used for cash and cash equivalents, accounts receivables, prepaid expenses and other, debt, accounts payable, and accrued expenses because the carrying amounts of these financial instruments approximate their fair values due to their short-term nature or variable interest rates.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

Use of Estimates

The preparation of the combined consolidated financial statements in conformity GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined consolidated financial statements and the accompanying notes. Actual results could differ from those estimates and assumptions. Such estimates and assumptions could change in the future as more information becomes known, which could affect the amounts reported and disclosed herein. Intercompany accounts and transactions have been eliminated in consolidation.

3. Investment in Hotel Properties, Net

Investment in hotel properties, net is as follows (in thousands):

	December 31,	June 30,
	2014	2015	2014
		(unaudited)
Land	$32,528	$32,528	$32,528
Hotel buildings and improvements	207,210	207,971	207,415
Construction in progress	2,232	419	1,632
Furniture, fixtures and equipment	39,933	41,976	59,735
	281,903	282,894	301,310
Less accumulated depreciation	(65,688)	(71,976)	(81,783)
	$216,215	$210,918	$219,527

4. Prepaid Expenses and Other

Prepaid expenses and other is as follows (in thousands):

	December 31,	June 30,
	2014	2015	2014
		(unaudited)
Prepaid insurance	$200	$260	$332
Prepaid Deposits	526	-	-
Other	273	324	333
	$999	$584	$665

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

5. Deferred Charges, Net

Deferred charges, net is as follows (in thousands):

	December 31,	June 30,
	2014	2015	2014
		(unaudited)
Initial franchise fees	$2,515	$2,515	$2,515
Deferred financing costs	615	615	615
	3,130	3,130	3,130
Less accumulated amortization	(1,557)	(1,665)	(1,421)
	$1,573	$1,465	$1,709

6. Debt

Debt is as follows (in thousands):

		Amortization
		Period		December 31,	June 30,
Lender	Interest Rate	(Years)	Maturity Date	2014	2015	2014
					(unaudited)
Mortgage Loans
Compass Bank	4.57% Fixed	20	May 17, 2018	$12,505	$12,096	$12,915
This loan is secured by the Courtyard by Marriott in Flagstaff, AZ and has a variable interest rate of 30-day LIBOR plus 350 basis points (3.67% at December 31, 2014). On October 11, 2012, we entered into an interest rate derivative that effectively converted 85% of this loan to a fixed rate

General Electric Capital Corporation	4.82% Fixed	20	April 1, 2018	7,213	7,010	7,414
	5.03% Fixed	25	March 1, 2019	9,775	9,605	9,943
These loans are secured by the SpringHill Suites by Marriott in Denver, CO and the Double Tree in Baton Rouge, LA. These loans have a variable interest rate of 90-day LIBOR plus 350 basis points. On May 4, 2012, we entered into interest rate derivatives that effectively converted these loans to a fixed rate. These loans are cross-defaulted and cross-collateralized.
				$29,493	$28,711	$30,272

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

7. Accrued Expenses

Accrued Expenses included the following (in thousands):

	December 31,	June 30,
	2014	2015		2014
		(unaudited)

Accrued sales and property taxes	$3,067	$3,198	#	$2,882
Accrued salaries and benefits	1,255	1,690	#	1,551
Accrued interest	87	64	#	88
Accrued expenses at hotels and other	2,179	2,937	#	2,661
	$6,588	$7,889		$7,182

8. Commitments and Contingencies

The nature of the Hotel’s operations presents exposure to the risk of claims and litigation in the normal course of its business. However, the Hotels are not currently aware of any pending legal actions that would materially adversely affect the Hotels’ combined consolidated financial condition or results of operations.

Franchise Agreements

The Hotels operate under franchise agreements with Marriott, Hilton, IHG, and Starwood. The franchise agreements require the Hotels to pay franchise fees ranging from 4% and 6% of gross revenues. In addition, certain franchise agreements require the Hotel’s to pay marketing fees to the franchisor of up to 4% of gross revenues. Franchise fees for the year ended December 31, 2014 were $6.7 million and were $3.5 million and $3.2 million for the six months ended June 30, 2015 and 2014, respectively, and are included in other indirect expenses.

Management Agreements

The Hotels operate under management agreements with the Operator, a third party management company. The Hotels pay a monthly base management fee equal to 3% of gross revenues. In addition, the Operator may qualify for an incentive management fee upon attaining certain performance thresholds. Management fees for the year ended December 31, 2014 were $2.5 million and were $1.4 million and $1.2 million for the six months ended June 30, 2015 and 2014, respectively, and are included in other indirect expenses.

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

Shared Services for Overhead Costs

The Hotels operate under a shared services agreement with Summit. Pursuant to the shared services agreement, the Hotels share overhead costs related to personnel, office facilities, and administrative costs with Summit. The costs related to the shared services are recorded as General and Administrative Expense. General and Administrative Expense for year ended December 31, 2014 was $2.0 million, and was $0.9 million and $0.3 million for the six months ended June 30, 2015 and 2014, respectively.

9. Derivative Financial Instruments and Hedging

Information about derivative financial instruments at December 31, 2014 and June 30, 2015 and 2014 follows (dollars in thousands):

	December 31, 2014			June 30, 2015			June 30, 2014
					(unaudited)			(unaudited)
		Current			Current			Current
	Number of Instruments	Notional Amount	Fair Value	Number of Instruments	Notional Amount	Fair Value	Number of Instruments	Notional Amount	Fair Value

Interest rate swaps (asset)	3	$28,002	$66	-	$-	$-	3	$28,640	$22
Interest rate swaps (liability)	-	-	-	3	27,358	(59)	-	-	-
	3	$28,002	$66	3	$27,358	$(59)	3	$28,640	$22

10. Income Taxes

The following table reconciles the income tax expense at statutory rates based on the taxable corporations' recognized net book income before income taxes of $1.1 million for the year ended December 31, 2014 to the income tax expense recorded (in thousands):

For the Year Ended
December 31,
2014

Income tax expense at federal statutory income tax rate of 34%	$374
State income tax expense, net of federal benefit	55
Total income tax expense	$429

Summit Hotel Properties Portfolio
Notes to Combined Consolidated Financial Statements

The components of income tax expense are as follows (in thousands):

For the Year Ended
December 31,
2014
Current:
Federal	$374
State	58
Total Current	432
Deferred:
Federal	(3)
State	-
Total Deferred	(3)
Total Income Tax Expense	$429

The net deferred tax assets consisted of the following (in thousands):

December 31,
2014
Deferred Tax Assets:
Allowance for doubtful accounts	$21
Accrued bonus	188
Total Deferred Tax Assets	$209

11. Subsequent Events

An evaluation of subsequent events has been made through the issuance date of these combined consolidated financial statements. On June 2, 2015, the Operating Partnership and certain affiliated entities (collectively the “Seller”), entered into two separate agreements to sell the Hotels to affiliates of American Realty Capital Hospitality Trust, Inc. (“ARCH”) for an aggregate cash purchase price of approximately $347.4 million, subject to closing pro rations and adjustments. The Hotels are scheduled to be sold in three separate closings. Two closings are scheduled to occur in the fourth quarter of 2015 (20 hotels) and one closing is expected to occur in the first quarter of 2016 (6 hotels).  Each closing is subject to the satisfaction of customary closing conditions.  The closing of the hotels being sold by the Seller at any particular closing is not conditioned on the sale of the other hotels at that closing or any other closing.  If any of the hotels are not sold, the cash purchase price will be adjusted by the parties in accordance with the applicable agreement.